Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the inclusion in this Registration Statement of Great American Group, Inc. on Form S-4, Amendment No. 2 (File No. 333-159644), of our report dated March 12, 2009, which includes an explanatory paragraph as to Alternative Asset Management Acquisition Corp.’s (a development stage company) ability to continue as a going concern, with respect to our audits of the financial statements of Alternative Asset Management Acquisition Corp. (a development stage company) as of December 31, 2008 and 2007 and for the year ended December 31, 2008 and for the periods from January 26, 2007 (inception) through December 31, 2007 and 2008 and our report dated March 12, 2009 with respect to our audit of the effectiveness of internal control over financial reporting of Alternative Asset Management Acquisition Corp. (a development stage company) as of December 31, 2008, which reports appear in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Prospectus.

/s/ Marcum LLP

Marcum LLP
(formerly Marcum & Kliegman LLP)
Melville, New York
July 6, 2009